Exhibit 99.1

Idera Pharmaceuticals Announces Corporate Updates

EXTON, PA, May 18, 2021 — Idera Pharmaceuticals, Inc. (“Idera” or the “Company”) (Nasdaq: IDRA) today announced that it will not continue ILLUMINATE-301, the Company’s trial of tilsotolimod in combination with ipilimumab versus ipilimumab alone in patients with anti-PD-1 refractory advanced melanoma, to its overall survival (OS) primary endpoint. The Company reported in March 2021 that the trial did not meet its primary endpoint of objective response rate (ORR). Full results from the study will be presented in a future publication.

“Since receiving the disappointing ORR results from ILLUMINATE-301, we have interrogated the full data set and consulted with our study Steering Committee, our partners at Bristol Myers Squibb (BMS), and other stakeholders regarding next steps for the trial. Our conclusion is that the totality of the data, with all patients having completed the study treatment, does not support the likelihood that the combination of tilsotolimod with ipilimumab would achieve a statistically significant OS benefit over ipilimumab alone,” stated Vincent Milano, Idera’s Chief Executive Officer. “I want to personally thank all the patients and investigators for their dedication to the study.”

Added Mr. Milano, “We remain committed to our additional trials and are continuing to enroll and treat patients in ILLUMINATE-206, our Phase 2 study of tilsotolimod in combination with BMS’s nivolumab and ipilimumab for patients with microsatellite-stable colorectal cancer and to support AbbVie in the form of study drug in their trial for patients with head and neck squamous cell carcinoma.”

Continued Mr. Milano, “As we turn our attention toward the future, we continue to be active in our goal to identify and secure new development or commercial-stage assets. We have an exceptional team with a strong track record and passion for helping patients that I believe can be beneficial in delivering results from promising compounds.”

The Company is also announcing that Elizabeth Tarka, M.D., the Company’s Chief Medical Officer since July 2019, will be leaving the Company on May 28, 2021. Dr. Tarka will continue working with Idera on a consulting basis.

“I want to thank Liz for helping us deliver ILLUMINATE-301 and for her many other contributions over the past two years,” stated Mr. Milano. “We wish her all the best in her future endeavors.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, financial position, funding for continued operations, cash reserves, projected costs, prospects clinical trials and related endpoints, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; and the impact of public health crises, including the novel coronavirus (COVID-19) global pandemic. All forward-looking statements included in this release are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

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Idera Pharmaceuticals Contacts:

Jill Conwell

Investor Relations &
Corporate Communications

Phone (484) 348-1675

JConwell@IderaPharma.com

John J. Kirby

Chief Financial Officer

Phone (484) 348-1627

JKirby@IderaPharma.com